Exhibit 99.2

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents, as of December 31, 2015: (i) the number of securities to be issued upon the exercise of outstanding options, warrants and rights; (ii) the weighted average price of the outstanding options; and (iii) the number of securities remaining for future issuance under the BNC Bancorp 2013 Omnibus Stock Incentive Plan, which was approved by the Company’s shareholders in 2013. No new awards can be granted under the BNC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan, which was approved by the Company’s shareholders in 2004. In addition, when the Company acquired KeySource Financial, Inc. (“KeySource”), it assumed all of the 344,428 options in KeySource’s Non-Statutory and Incentive Stock Option plans (the “Plans”), of which 88,139 remain issued and outstanding and 35,607, in the aggregate, remain in the Plans. The KeySource shareholders approved the Plans in 2007.

	(a)	(b)	(c)
Number of
shares to be
	issued upon	Weighted-	Number of shares
	exercise of	average exercise	remaining available for
	outstanding	price of	future issuance under
	options,	outstanding	equity compensation plans
	warrants and	options, warrants	(excluding shares reflected
Plan category	rights	and rights	in column (a))
Equity compensation plans Approved by our shareholders	668,659	$14.50	908,077

Equity compensation plans not Approved by our shareholders	-	-	-

Total	668,659	$14.50	908,077